AGREEMENT TO AMEND EARN-IN AGREEMENT

This Agreement to Amend the Earn-In Agreement is made of March 29, 2011 (the “Effective Date”) between and among (i) the Seller and (ii) the Buyers.  Capitalized terms not otherwise defined herein shall have the same meanings assigned to them in the Earn-In Agreement (the “Original Earn-In Agreement”) executed by the Parties on June 29, 2010.

RECITALS

A.
The Parties have entered into the Original Earn-In Agreement on June 29, 2010, pursuant to which each Buyer will have the right to exercise a Call Option to his or her Proportionate share of 25% of the make-good shares of the Seller’s Shares upon the terms set forth therein.

B.	The Parties have agreed to make certain amendments to the Original Earn-In Agreement in the manner set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, the Parties agree as follows:

ARTICLE I

AMENDMENTS TO THE ORIGINAL EARN-IN AGREEMENT

1.1	Each of Subsections 1.1(b), (c) and (d) of the Original Earn-In Agreement shall be amended by inserting the following new provision after the words "Seller's Shares.":

"For the purpose of determining the foregoing net income, the Parties agree that the non-cash expenses will be excluded."

1.2
Subsection 1.1(d) of the Original Earn-In Agreement shall be further amended by deleting the words "and a satisfactory audit report is issued according to US GAAP for 2010" and replacing them with the following words:

"according to the management prepared financial statements for 2010".

1.3	The amendments set forth in Sections 1.1 and 1.2 above shall take effect on the Effective Date.

ARTICLE II

CONTINUING OBLIGATIONS

Except as expressly modified by this Agreement, every term, provision and condition of the Original Earn-In Agreement shall remain in full force and effect.

ARTICLE III

INCORPORATION OF TERMS

Sections 5.1 to 5.13 of the Original Earn-In Agreement shall apply mutatis mutandis to this Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first set forth above.

“SELLER” Meili Tsai, a Hong Kong individual By: /s/ Meili Tsai Name: Meili Tsai 蔡美丽	ACKNOWLEDGED AND AGREED TO: “COLLATERAL AGENT” Guang Dong GuoXin Law Firm By: /s/ Yu Li Name: Yu Li 李郁
“BUYER” Yunlu Yin, an individual citizen of the People’s Republic of China By: /s/ Yunlu Yin Name: Yunlu Yin 殷允录	“BUYER” Yanming Lv, an individual citizen of the People’s Republic of China By: /s/ Yanming Lv Name: Yanming Lv 吕延明
“BUYER” Shouqiang Han, an individual citizen of the People’s Republic of China By: /s/ Shouqiang Han Name: Shouqiang Han 韩寿强	“BUYER” Shulan Li, an individual citizen of the People’s Republic of China By: /s/ Shulan Li Name: Shulan Li 李淑兰
“BUYER” Qingdong Zeng, an individual citizen of the People’s Republic of China By: /s/ Qingdong Zeng Name: Qingdong Zeng 曾庆东	“BUYER” Junyan Su, an individual citizen of the People’s Republic of China By: /s/ Junyan Su Name: Junyan Su 苏俊岩

“BUYER” Hong Zhang, an individual citizen of the People’s Republic of China By: /s/ Hong Zhang Name: Hong Zhang 张红	“BUYER” Guojun Zhao, an individual citizen of the People’s Republic of China By: /s/ Guojun Zhao Name: Guojun Zhao 赵国军
“BUYER” Feng Jin, an individual citizen of the People’s Republic of China By: /s/ Feng Jin Name: Feng Jin 金凤	“BUYER” Dandan Wang, an individual citizen of the People’s Republic of China By: /s/ Dandan Wang Name: Dandan Wang 王丹丹
“BUYER” Boliang Zhu, an individual citizen of the People’s Republic of China By: /s/ Boliang Zhu Name: Boliang Zhu 朱伯良	“BUYER” Zhihao Pan, an individual citizen of the People’s Republic of China By: /s/ Zhihao Pan Name: Zhihao Pan 盘志豪
“BUYER” Zhengang Chi, an individual citizen of the People’s Republic of China By: /s/ Zhengang Chi Name: Zhengang Chi 迟振刚	“BUYER” Zhen Cheng Huang, an individual citizen of the People’s Republic of China By: /s/ Zhengcheng Huang Name: Zhencheng Huang 黄振成
“BUYER” Yiting Zhang, an individual citizen of the People’s Republic of China By: /s/ Yiting Zhang Name: Yiting Zhang 张易庭	“BUYER” Yanliang Song, an individual citizen of the People’s Republic of China By: /s/ Yanliang Song Name: Yanliang Song 宋延亮

“BUYER” Xueye Jing, an individual citizen of the People’s Republic of China By: /s/ Xueye Jing Name: Xueye Jing 景雪野	“BUYER” Yan Zhang, an individual citizen of the People’s Republic of China By: /s/ Yan Zhang Name: Yan Zhang 张燕
“BUYER” Xianming Zeng, an individual citizen of the People’s Republic of China By: /s/ Xianming Zeng Name: Xianming Zeng 曾宪明	“BUYER” Shunli Wang, an individual citizen of the People’s Republic of China By: /s/ Shunli Wang Name: Shunli Wang 王顺利
“BUYER” Renyuan Su, an individual citizen of the People’s Republic of China By: /s/ Renyuan Su Name: Renyuan Su 粟任元	“BUYER” Qingwei Meng, an individual citizen of the People’s Republic of China By: /s/ Qingwei Meng Name: Qingwei Meng 孟庆伟
“BUYER” Nan Li, an individual citizen of the People’s Republic of China By: /s/ Nan Li Name: Nan Li 李楠	“BUYER” Naihua Hu, an individual citizen of the People’s Republic of China By: /s/ Naihua Hu Name: Naihua Hu 胡乃华
“BUYER” Li Li, an individual citizen of the People’s Republic of China By: /s/ Li Li Name: Li Li 李力	“BUYER” Hong Li, an individual citizen of the People’s Republic of China By: /s/ Hong Li Name: Hong Li 李虹

“BUYER” Hanjun Liu, an individual citizen of the People’s Republic of China By: /s/ Hanjun Liu Name: Hanjun Liu 刘汉军	“BUYER” Fangyuan Song, an individual citizen of the People’s Republic of China By: /s/ Fangyuan Song Name: Fangyuan Song 宋放远
“BUYER” Dan Li, an individual citizen of the People’s Republic of China By: /s/ Dan Li Name: Dan Li 李丹	“BUYER” An Fu, an individual citizen of the People’s Republic of China By: /s/ An Fu Name: An Fu 傅安
“BUYER” Chaobo Song, an individual citizen of the People’s Republic of China By: /s/ Chaobo Song Name: Chaobo Song 宋朝波	“BUYER” Yanmin Song, an individual citizen of the People’s Republic of China By: /s/ Yanmin Song Name: Yanmin Song 宋延敏